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                                                                     EXHIBIT 5.1


            OPINION AND CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP


October 31, 2000


Catalyst Semiconductor, Inc.
1250 Borregas Avenue
Sunnyvale, CA 94089

RE:      Catalyst Semiconductor, Inc.
         Registration Statement on Form S-8 for Offering of
         3,450,000 Shares of Common Stock

Ladies and Gentlemen:

Catalyst Semiconductor, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock, $0.001 par value, of Catalyst Semiconductor, Inc. to be issued under the Catalyst Semiconductor, Inc. Stock Option Plan, 1993 Director Stock Option Plan and 1998 Special Equity Incentive Plan (the "Plans").

We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Catalyst Semiconductor, Inc. and such other persons, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, it is our opinion that the shares of Catalyst Semiconductor, Inc. issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,



/s/ Orrick, Herrington & Sutcliffe LLP